Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 26, 2002 included in this Form 11-K, into Donaldson Company, Inc.'s Registration Statement (Form S-8 No. 2-90488).


/S/ ARTHUR ANDERSEN LLP
Minneapolis, MN
May 29, 2002